Exhibit 99.1

FOR IMMEDIATE RELEASE

Media and Investor contact:

Christopher Bona

Head of Communications

312.292.5052

investorinfo@ryerson.com

Joseph T. Ryerson & Son, Inc. Announces Pricing of Private Offering of Senior Secured Notes

CHICAGO – May 12, 2016 – Ryerson Holding Corporation (NYSE: RYI) (the “Company”) announced today that Joseph T. Ryerson & Son, Inc., the Company’s wholly owned subsidiary (“JT Ryerson”), has agreed to sell $650 million aggregate principal amount of its 11.00% Senior Secured Notes due 2022 (the “Notes”) in a private offering to “qualified institutional buyers”, as defined in Rule 144A under the Securities Act of 1933, as amended, and to non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933, as amended.

The Notes were priced to investors at 100 percent of their principal amount and will mature on May 15, 2022. JT Ryerson’s obligations under the Notes will be guaranteed by the Company as well as certain subsidiaries of the Company. The Notes and the related guarantees will be secured by a first-priority security interest in substantially all of JT Ryerson’s and each guarantor’s present and future assets located in the United States (other than receivables, inventory, money, deposit accounts and related general intangibles, certain other assets and proceeds thereof), subject to certain exceptions and customary permitted liens. The Notes and the related guarantees will also be secured on a second-priority basis by a lien on the assets that secure JT Ryerson’s and the Company’s obligations under their senior secured asset-based revolving credit facility. The net proceeds from the offering of the Notes,

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along with available cash and/or borrowings under the Company’s senior secured asset-based revolving credit facility, will be used to (i) to repurchase and/or redeem in full JT Ryerson’s 9% Senior Secured Notes due 2017, plus accrued and unpaid interest thereon up to, but not including, the repayment date, (ii) to repurchase up to $95 million of JT Ryerson’s 11.25% Senior Notes due 2018 and (iii) to pay related fees, expenses and premiums.

The offering of the Notes is expected to be completed on May 24, 2016, subject to the satisfaction or waiver of customary closing conditions.

The Notes will not be registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities.

About Ryerson

Ryerson is a processor and distributor of metals with operations in the United States, Canada, Mexico and China. The company serves a variety of industries, including customers making products or equipment for the commercial ground transportation, metal fabrication and machine shops, industrial machinery and equipment, consumer durables, HVAC, construction, food processing and agriculture, as well as oil and gas. Founded in 1842, Ryerson is headquartered in the United States and has approximately 3,500 employees in approximately 100 locations.

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Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are: the cyclicality of our business; the highly competitive and fragmented market in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; work stoppages; obligations regarding certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals producer industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015 and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

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